POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned, an officer or director, or both, of PepsiCo, Inc. ("PepsiCo") hereby constitutes and appoints each of David
 Yawman, Cynthia A. Nastanski and Heather A. Hammond, and each of them severally, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, of PepsiCo, Forms 3, 4, 5 and 144 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or
144 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is
PepsiCo assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by PepsiCo, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney, unless earlier revoked by the undersigned in the manner set forth above, will be valid as to each attorney-in-fact until such time as such attorney-in-fact ceases to be an employee of PepsiCo.

* * *

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has executed this instrument on the date indicated opposite his or her name.

/s/ Mehmood Khan
Vice Chairman, PepsiCo; Executive Vice President, PepsiCo Chief Scientific
Officer, Global Research and Development
March 1, 2018